SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
July 14, 2015
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director
On July 14, 2015, the Board of Directors of Independent Bank Corp. (the “Company”), the parent of Rockland Trust Company (“Rockland Trust”), appointed Frederick Taw as a Class I Director of the Company, with a term expiring at the 2018 Annual Shareholder Meeting and until his successor is elected and qualified. Rockland Trust has also appointed Mr. Taw to its Board of Directors.
Mr. Taw has been appointed as a rotating member of the Executive Committee of the Board of Directors, as is the case for all other directors who are not permanent members of the Executive Committee. As a non-employee director of the Company, Mr. Taw will participate in equity awards pursuant to the Company’s 2010 Non-Employee Director Stock Plan on the same terms and conditions as other non-employee directors. As a newly appointed non-employee director, Mr. Taw shall also be granted: as is the case for all other non-employee directors who serve on the Board during this calendar year, an immediate restricted stock award of 800 shares of the Company’s common stock which cliff vests on May 27, 2020, the fifth anniversary of the date of 2015 restricted stock awards to Directors; and, a Non-Statutory Option to purchase 5,000 shares of the Company’s common stock on the first anniversary of his appointment to the Board pursuant to the Company’s 2010 Non-Employee Director Stock Plan. Mr. Taw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the news release announcing Mr. Taw’s appointment as a new director is attached as Exhibit 99.1 and incorporated by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 16, 2015, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated By-laws (the “By-Laws”) and the Restated Articles of Organization, as amended by the Articles of Amendment filed with the Secretary of State of The Commonwealth of Massachusetts (“Secretary of State”) on May 26, 2015 (the “Articles of Organization”).
The By-Laws have been amended primarily for purposes of updating outdated language and bringing certain provisions in line with the Massachusetts Business Corporation Act (the “MBCA”). The amendments to the By-Laws include, among others, the deletion of Article Three, Section 15 providing for honorary directors; the revision of Article Two, Section 5 to conform the definition of quorum to the language in the MBCA (no substantive change to the quorum requirement was made); clarification in Article Four, Section 5 of the procedure for removal of an officer, including authorization for removal of an officer by the CEO; clarification in Article Five of certain matters related to the issuance of stock and stock certificates; and amendment of Article Ten to address the provision in the MBCA regarding director conflicts of interest. Additional ministerial and conforming changes were also made to the By-Laws.
As an administrative matter, the Board approved the deletion of Article IV, Section C of the Articles of Organization regarding the Company’s Series B Junior Participating Cumulative Preferred Stock (“Series B Preferred Stock”). The Series B Preferred Stock, no shares of which were ever issued, was originally designated by the Board in connection with the adoption of the Company’s Renewal Rights Agreement which expired in May 2011. The Restated Articles of Organization reflecting the above amendment will be effective upon filing with Secretary of State.
The foregoing summary of amendments is qualified in its entirety by reference to the Amended and Restated By-Laws and Restated Articles of Organization, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01 Other Events

See Exhibit 99.2 Transcript from July 17, 2015 Q2 2015 Earnings Conference Call.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit #	Description

3.1	Amended and Restated By-Laws
3.2	Restated Articles of Organization
99.1	Press Release of Independent Bank Corp., dated July 14, 2015
99.2	Transcript from July 17, 2015 Q2 2015 Earnings Conference Call

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
Date: July 20, 2015	BY: /s/ Edward H. Seksay
Edward H. Seksay
General Counsel

Exhibit Index

Exhibit #	Description

3.1	Amended and Restated By-Laws
3.2	Restated Articles of Organization
99.1	Press Release of Independent Bank Corp., dated July 14, 2015
99.2	Transcript from July 17, 2015 Q2 2015 Earnings Conference Call